As filed with the Securities and Exchange Commission on April 8, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
CASTELLUM, INC.
(Exact name of registrant as specified in its charter)

Nevada	27-4079982
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1934 Old Gallows Road, Suite 350
Vienna, VA 22182
(703) 752-6157
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Mark C. Fuller
Chief Executive Officer
Castellum, Inc.
1934 Old Gallows Road, Suite 350
Vienna, VA 22182
(703) 752-6157
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Joseph M. Lucosky, Esq.
Steven A. Lipstein, Esq.
Lucosky Brookman LLP
101 Wood Avenue South, 5th Floor
Woodbridge, NJ 08830
(732) 395-4400
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This registration statement contains a resale prospectus to be used for the resale by the selling stockholders, pursuant to General Instruction I.B.3 to Form S-3, of up to 8,437,501 shares of our Common Stock issuable upon exercise of Common Stock purchase warrants held by such selling stockholders.
We intend for the offering and sale of shares pursuant to this prospectus to be a secondary offering of our shares in accordance with General Instruction I.B.3 of Form S-3, which allows outstanding securities to be offered for the account of any person other than the registrant.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated April 8, 2024
PROSPECTUS
CASTELLUM, INC.
8,437,501 Shares of Common Stock
This prospectus relates to the resale, from time to time, of up to 8,437,501 shares (the “Shares”) of our Common Stock, par value $0.0001 per share (“Common Stock”), at an exercise price of $0.35 per share, by the selling stockholders identified in this prospectus under “Selling Stockholders” (the “Offering”) pursuant to a warrant (the “Warrants” or “Warrant Agreement”) entered into with an investor (the “Holder”). The issuance of the Shares was subject to shareholder approval, which was obtained on February 12, 2024.
We are not selling any shares of our Common Stock under this prospectus and will not receive any proceeds from the sale of the Shares. We would, however, receive proceeds from any warrants that are exercised through the payment of the exercise price in cash, in a maximum amount of up to approximately $2,953,000. The Selling Stockholders will bear all commissions and discounts, if any, attributable to the sale of the Shares. We will bear all costs, expenses, and fees in connection with the registration of the Shares.
No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Our Common Stock is listed on the NYSE American LLC (the “NYSE American”) under the symbol “CTM.” On April 5, 2024, the last reported sale price of our Common Stock on the NYSE American was $0.275 per share.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is April [__], 2024

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”). You should read this prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.
This prospectus may be supplemented from time to time to add, update, or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus. This prospectus and any future prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or such prospectus supplement or that the information contained by reference to this prospectus or any prospectus supplement is correct as of any time after its date.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
The Selling Stockholders are offering the Shares only in jurisdictions where such offer is permitted. The distribution of this prospectus and the sale of the Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the distribution of this prospectus and the sale of the Shares outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Shares by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”
We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations, and prospects may have changed since those dates.
When we refer to “Castellum,” “we,” “our,” “us,” and the “Company” in this prospectus, we mean Castellum, Inc., unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference herein contain or may contain forward-looking statements that involve risks and uncertainties. These forward-looking statements contain information about our expectations, beliefs, or intentions regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, including business, financial condition, results of operations, strategies or prospects, and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks, and changes in circumstances that are difficult to predict. These statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning.
These statements relate to future events or our future operational or financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the section titled “Risk Factors” and elsewhere in this prospectus, in any related prospectus supplement and in any related free writing prospectus.
Any forward-looking statement in this prospectus, in any related prospectus supplement, and in any related free writing prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our business, results of operations, industry, and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus, any related prospectus supplement, and any related free writing prospectus and the documents that we reference herein and therein and have filed as exhibits hereto and thereto completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.
This prospectus, any related prospectus supplement, and any related free writing prospectus also contain or may contain estimates, projections, and other information concerning our industry, our business, and the markets for our products, including data regarding the estimated size of those markets and their projected growth rates. Information that is based on estimates, forecasts, projections, or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained these industry, business, market and other data from reports, research surveys, studies, and similar data prepared by third parties, industry and general publications, government data, and similar sources. In some cases, we do not expressly refer to the sources from which these data are derived.

PROSPECTUS SUMMARY
This summary highlights certain information about us, this Offering and information appearing elsewhere in this prospectus and in the documents, we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our securities. To fully understand this Offering and its consequences to you, you should read this entire prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus beginning on page 7, the financial statements, and other information incorporated by reference in this prospectus when making an investment decision. This is only a summary and may not contain all the information that is important to you. You should carefully read this prospectus, including the information incorporated by reference therein, and any other offering materials, together with the additional information described under the heading “Where You Can Find More Information.”
THE COMPANY
Corporate Summary
Castellum, Inc. is focused on building a large, successful technology company in the areas of cybersecurity, IT, electronic warfare, information warfare, and information operations with businesses in the defense, federal, civilian, and commercial markets. Services include intelligence analysis, software development, software engineering, program management, strategic and mission planning, information assurance, cybersecurity and policy support, data analytics, and model based systems engineering. These services are applicable to customers in the United States government (“USG”), financial services, healthcare, and other users of large data applications. They can be delivered to on-premises enclaves or customers who rely upon cloud-based infrastructures. The Company has worked with multiple business brokers and contacts within their business network to identify potential acquisitions. Due to our success in completing seven acquisitions over the previous five years and given our executive officers’ and key managers’ networks of contacts in the IT, telecom, cybersecurity, and defense sectors, we believe that we are well positioned to continue to execute our business strategy given a pipeline of identified and acquisition targets. Because of our executive officers’ and key managers’ prior experience growing businesses organically, we believe that we are well positioned to grow our existing business via internal growth as well. The Company has developed a qualified business opportunity (the “Opportunity Pipeline”). Although there can be no assurance that the Opportunity Pipeline can be converted to revenues, the Company believes that the total value of the Opportunity Pipeline was approximately $632 million as of March 31, 2024. The Opportunity Pipeline represents the revenue opportunity for the Company from potential future contracts obtained through organic growth from qualified customers based on the expected base year contract value plus the value of all option periods.
Our primary customers are agencies and departments of the USG. Our expertise and technology support national security missions and government modernization for intelligence, defense, and federal civilian customers. The demand for our expertise and technology, in large measure, is created by the increasingly complex network, systems, and information environments in which governments and businesses operate, and by the need to stay current with emerging technology while increasing productivity, enhancing security, and ultimately, improving performance.
We provide expertise and technology to enterprise and mission customers in support of national security missions and government modernization/transformation. Due to the nature of the work being executed for the USG the budgets are expected to continue to grow in support of bipartisan national security imperatives. The majority of contracted work is operational in nature and is funded on an on-going basis.
As a government contractor, Castellum both cooperates (as a teaming partner) and competes with many different companies. Sometimes, Castellum both teams with (on one contract) and competes against (on a different contract) the same company. Among others, Castellum competes with (and sometimes also teams with) Northrup Grumman, CACI, Peraton, and Booz-Allen Hamilton.
Corporate Information
The Company was incorporated in Nevada on September 30, 2010 under the name Passionate Pet, Inc. and in January 2013, the Company changed its name to Firstin Wireless Technology, Inc. In March 2015, the Company

changed its name to BioNovelus, Inc. On June 12, 2019, the Company acquired Bayberry Acquisition Corporation, a Nevada corporation (“Bayberry” and, as context requires, the “Bayberry Acquisition”). On February 23, 2021, Bayberry was dissolved with the Nevada Secretary of State as it was non-operational after the merger with the Company. On November 21, 2019, we acquired Corvus Consulting, LLC, (“Corvus”), originally a Virginia limited liability company. On December 26, 2019, following our acquisition of Corvus, we changed our name from BioNovelus, Inc. to Castellum, Inc.
Our principal executive offices are located at 1934 Old Gallows Road, Suite 350, Vienna, VA 22182. Our telephone number is (703) 752-6157 and our website address is www.castellumus.com. The information contained on, or accessible through, our website will not be deemed to be incorporated by reference into this prospectus and does not constitute part of this prospectus.
Recent Developments
Armistice Agreement and Private Placement
On January 25, 2024, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with Armistice Capital Master Fund Ltd. (“Armistice”), pursuant to which the Company agreed to sell and issue, in a registered direct offering, an aggregate of (i) 5,243,967 shares of the Company’s Common Stock, par value $0.0001, at a purchase price of $0.32 per share and accompanying warrant, and (ii) 3,193,534 pre-funded warrants to purchase up to an aggregate of 3,193,534 shares of Common Stock at a purchase price of $0.319 per pre-funded warrant and accompanying warrant, for aggregate gross proceeds to the Company of approximately $2.7 million, before deducting the placement agent fees and estimated offering expenses payable by the Company (the “Registered Offering”). On February 6, 2024, Armistice exercised 113,521 of the pre-funded warrants.
The shares, the pre-funded warrants, and the pre-funded warrant shares were offered pursuant to a shelf registration statement on Form S-3 (File No. 333-275840), which was declared effective by the U.S. Securities and Exchange Commission on December 12, 2023, and a related prospectus supplement, dated January 25, 2024, related to the Registered Offering.
Pursuant to the Purchase Agreement, in a concurrent private placement (the “Private Placement” and together with the Registered Offering, the “January Offering”), the Company also agreed to sell and issue to Armistice warrants to purchase up to 8,437,501 shares of common stock at an exercise price of $0.35 per share (the “Warrants” and “Warrant Agreement”), subject to shareholder approval which was obtained on February 12, 2024. The registration statement of which this prospectus forms a part is being filed to register the Shares underlying the Warrants.
The Company engaged Maxim Group LLC to act as the lead placement agent in connection with the January Offering.
Live Oak Banking Company Revolving Credit Line
On February 22, 2024, the Company, entered into a $4,000,000 revolving line of credit promissory note and security agreement with Live Oak Banking Company ("Live Oak Bank"), which accrues interest at the prime interest rate plus two percent (2%), matures February 22, 2025 and is secured by cash, receivables, and other assets of the Company (the "Live Oak Revolver"). The Live Oak Revolver replaces the $950,000 revolving credit facility dated April 4, 2022, with Live Oak Bank with a maturity date of March 28, 2029. As part of the transaction the Company rolled over approximately $625,000 of the principal balance outstanding on the revolving credit facility and made payments totaling approximately $1,209,000 to the holders of two notes payable owed by the Company, Robert Eisiminger and The Buckhout Charitable Remainder Trust ( the “BCR Trust”).
The Company entered into an agreement to extend the maturity date from September 30, 2024 to August 31, 2026 on the notes payable dated February 28, 2022, in the principal amount of $5,600,000 and dated August 11, 2021, in the principal amount $400,000 owed to Robert Eisiminger (the "Eisiminger Notes"). Additionally, the per annum interest rate on the Eisiminger Notes was set at 7.5% through February 1, 2025, after which it increases to 8.0%. On the same date, the Company paid in full the outstanding principal and interest on the note payable to

Robert Eisiminger dated April 6, 2023 in the principal amount of $400,000. The Eisiminger Notes are subordinated to the amounts owed to Live Oak Bank.
The Company paid $809,617 owed to the BCR Trust under the terms of the amended convertible promissory note payable in the principal amount of $3,209,617, which matures on September 30, 2024, and was issued in connection with the acquisition of Corvus Consulting, Inc. Simultaneously therewith, the Company and the BCR Trust entered into an amended and restated note payable in the principal amount of $2,400,000 which matures on August 31, 2026, and accrues interest at a per annum rate of 5% through January 1, 2025, 8% per annum through January 1, 2026, and 12% per annum thereafter (the "BCR Trust Note"). The principal amount shall be amortized at the rate of $100,000 per month, commencing in September 2024. The terms of the BCR Trust Note do not permit the principal amount to be converted into Common Stock and are subordinated to the amounts owed to Live Oak Bank.
As part of the financing, the Company entered into an agreement to (i) extend the maturity date from December 31, 2024 to August 1, 2025 on the note payable dated August 12, 2021, in the principal amount of $400,000 that was issued to Emil Kaunitz in connection with the acquisition of Specialty Systems, Inc. ("SSI", and the "Kaunitz Note") and (ii) at maturity, require monthly principal payments of $50,000 per month for eight months. All other terms of the Kaunitz Note remain unchanged and is subordinated to the amounts owed to Live Oak Bank.
As part of the transaction, the Company entered into an agreement with the former shareholders of SSI concerning, among other things, the amount and timing of the earnout payment owed under the terms of the agreement and plan of merger dated August 12, 2021, between the Company, SSI, and the other parties named therein. With respect to the earnout payment, the parties agreed to settle the amount (previously accrued at $877,000) for a total of $720,000, with an initial payment of $180,000 to be made by the Company at signing of the agreement, plus monthly payments thereafter of $20,000 plus interest payable at 5% per annum for 27 months. The payments to the former shareholders of SSI are subordinated to the amounts owed to Live Oak Bank.

THE OFFERING

Issuer	Castellum, Inc.

Shares of Common Stock offered by us	None

Shares of Common Stock offered by the Selling Stockholders	8,437,501 shares (1)

Shares of Common Stock outstanding before the Offering	53,029,915 shares (2)

Shares of Common Stock outstanding after completion of this offering, assuming the sale of all shares offered hereby	61,467,416 shares (2)

Use of proceeds	We will not receive any proceeds from the resale of the Common Stock by the Selling Stockholders.

Market for Common Stock	Our Common Stock is listed on the NYSE American under the symbol “CTM”

Risk Factors
Investing in our securities involves a high degree of risk. See the “Risk Factors” section of this prospectus on page 7 and in the documents we incorporate by reference in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our securities.

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(1)Assumes the exercise of warrants exercisable into 8,437,501 shares of the Company’s Common Stock at an exercise price of $0.35 per share issued pursuant to the Warrant Agreement.
(2)The number of shares of common stock outstanding before and after the Offering is based on 53,029,915 shares outstanding as of April 5, 2024 and excludes the following:
•587,500 shares of Common Stock issuable upon the conversion of Series A preferred stock;
•481,250 shares of Common Stock issuable upon the conversion of Series C preferred stock;
•17,735 shares of Common Stock reserved for issuance under the Castellum, Inc. 2021 Stock Incentive Plan;
•8,327,500 shares of Common Stock issuable upon the exercise of options outstanding, with a weighted average exercise price of $2.38 per share;
•10,524,711 shares of Common Stock issuable upon the exercise of warrants outstanding, with a weighted average exercise price of $1.28 per share.

RISK FACTORS
Our business, financial condition, results of operations, and cash flows may be impacted by a number of factors, many of which are beyond our control, including those set forth in our most recent Annual Report on Form 10-K for the year ended December 31, 2023, the occurrence of any one of which could have a material adverse effect on our actual results. There have been no material changes to the Risk Factors previously disclosed in our Annual Report on Form 10-K for the year ended December 31, 2023.

USE OF PROCEEDS
We are not selling any securities in this prospectus. All proceeds from the resale of the shares of our Common Stock offered by this prospectus will belong to the Selling Stockholders. We will not receive any proceeds from the resale of the shares of our Common Stock by the Selling Stockholders. We may receive proceeds from the cash exercise of the Warrants, which, if exercised in cash at the current exercise price with respect to all 8,437,501 shares of Common Stock, would result in gross proceeds of approximately $2,953,000 to us.

PRIVATE PLACEMENT OF WARRANTS
On January 25, 2024, the Company entered into the Warrant Agreement with the Holder to purchase 8,437,501 shares of our Common Stock at an exercise price of $0.35 per share, subject to shareholder approval. On February 12, 2024, the Company received a written consent in lieu of a meeting from the holders of more than 50.58% of the voting stock of the Company.
Exercisability. The Warrants became exercisable on March 20, 2024 upon effectiveness of the shareholder approval via written consent in lieu of a meeting, and will expire five years thereafter on March 20, 2029. The Warrants are exercisable, at the option of each Holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the Common Stock underlying the Warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. If at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Common Stock underlying the Warrants, then the Warrants may also be exercised, in whole or in part, at such time by means of a cashless exercise, in which case the Holder would receive upon such exercise the net number of common shares determined according to the formula set forth in the Warrant Agreement.
Exercise Limitation. A Holder will not have the right to exercise any portion of the Warrant if the Holder (together with its affiliates) would beneficially own in excess of 4.99% (or 9.99% upon the request of the investor) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any Holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.
Exercise Price. The Warrants have an exercise price of $0.35 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications, or similar events affecting our common shares and also upon any distributions of assets, including cash, stock, or other property to our stockholders.
Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred, or assigned without our consent.
Exchange Listing. There is no established public trading market for the Warrants that were issued in the concurrent private placement, and we do not expect a market to develop. We do not intend to apply for listing of the Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Warrants will be limited.
Fundamental Transactions. In the event of any fundamental transaction, as described in the Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer, or exchange offer, or reclassification of our Common Stock, then upon any subsequent exercise of a Warrant, the holder will have the right to receive as alternative consideration, for each common share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of Common Stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of Common Stock for which the Warrant is exercisable immediately prior to such event.
Rights as a Stockholder. Except as otherwise provided in the Warrant Agreement or by virtue of such Holder’s ownership of our common shares, the Holder of a Warrant does not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the Warrant.
Registration Rights. We have agreed to file a registration statement covering the resale of the shares issuable upon the exercise of the Warrants within 90 days of the date of the securities purchase agreement entered into between the purchasers and us. We must use commercially reasonable efforts to cause such registration statement to become effective within 180 days following the closing date of the offering and to keep such registration statement effective at all times until the purchasers no longer own any Warrants or the Shares underlying the Warrants. The registration statement of which this prospectus forms a part is being filed to register the Shares underlying the Warrants.
If the Company fails to transmit to the Holder the Shares by the delivery date set forth in the Warrant Agreement (the “Warrant Share Delivery Date”), then the Holder will have the right to rescind such exercise.
The above disclosure contains only a brief description of the material terms of the Warrant Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such description is qualified in its entirety by reference to the full text of the form of the Warrant Agreement, the form of which is attached as Exhibit 4.2 to the Current Report on Form 8-K filed with the SEC on February 29, 2024, and is incorporated herein by reference.

SELLING STOCKHOLDERS
We are registering the shares of our Common Stock in order to permit the Selling Stockholder to offer the Shares for resale from time to time. Except as otherwise described in the footnotes to the table below and for the ownership of the registered shares issued pursuant to the Warrant Agreement, neither the Selling Stockholder nor any of the persons that control them has had any material relationships with us or our affiliates within the past three (3) years.
The table below lists the Selling Stockholder and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (and the rules and regulations thereunder) of the Shares of our Common Stock by the Selling Stockholder.
The second column lists the number of shares of our Common Stock beneficially owned by each Selling Stockholder before this Offering (including shares which the Selling Stockholder has the right to acquire within 60 days, including upon conversion of any convertible securities).
The third column lists the Shares of our Common Stock being offered by this prospectus by each Selling Stockholder.
The fourth and fifth columns list the number of shares of Common Stock beneficially owned by each Selling Stockholder and their percentage ownership after the Offering (including shares which the Selling Stockholder has the right to acquire within 60 days, including upon conversion of any convertible securities), assuming the sale of all of the Shares offered by each Selling Stockholder pursuant to this prospectus.
Under the terms of the Warrant Agreement, a Selling Stockholder may not exercise the Warrants to the extent such conversion or exercise would cause such Selling Stockholder, together with any other person with which the Selling Stockholder is considered to be part of a group under Section 13 of the Exchange Act or with which the Selling Stockholder otherwise files reports under Section 13 and/or 16 of the Exchange Act, to beneficially own a number of shares of Common Stock which exceeds 9.99% of the Equity Interests of a class that is registered under the Exchange Act that is outstanding at such time. The number of shares in the third column does not reflect this limitation.
The amounts and information set forth below are based upon information provided to us by the Selling Stockholder as of April 3, 2024, except as otherwise noted below. The Selling Stockholder may sell all or some of the shares of Common Stock it is offering, and may sell, unless indicated otherwise in the footnotes below, shares of our Common Stock otherwise than pursuant to this prospectus. The tables below assume the Selling Stockholder sell all of the shares offered by them in offerings pursuant to this prospectus, and do not acquire any additional shares. We are unable to determine the exact number of shares that will actually be sold or when or if these sales will occur.

Selling Stockholder	Number of Shares Owned Before Offering	Shares Offered Hereby	Number of Shares Owned After Offering	Percentage of Shares Beneficially Owned After Offering
Armistice Capital, LLC (1)	6,389,002	8,437,501	6,384,000	9.89%
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(1)Based upon information provided by Armistice Capital Master Fund Ltd. ("Armistice"), Armistice is the beneficial owner of 4,655,987 shares of common stock, 3,080,013 pre-funded warrants to purchase 3,080,013 shares of common stock, and 8,437,501 warrants to purchase 8,437,501 shares of common stock. Armistice has a limitation on the amount of its beneficial ownership in the securities purchase agreement with the Company pursuant to which Armistice will not exercise its pre-funded warrants or warrants if, following such exercise, Armistice would own more than 9.9% of the Company's issued and outstanding shares of common stock. The securities are directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”),and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

LEGAL MATTERS
Lucosky Brookman LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Castellum, Inc.
EXPERTS
The consolidated financial statements of Castellum, Inc. as of December 31, 2023 and 2022 and for each of the years in the three-year period ended December 31, 2023 incorporated in this Prospectus by reference from the Castellum, Inc. Annual Report on Form 10-K for the year ended December 31, 2023 have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon, incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
Available Information
We file reports, proxy statements, and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our website address is https://castellumus.com/. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus modifies or replaces that statement.
We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 21, 2024.
•Our Current Reports on Form 8-K, filed with the SEC on January 29, 2024, January 30, 2024, February 23, 2024, and March 21, 2024.
•The description of our Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on October 6, 2022, and any amendment or report filed with the SEC for the purpose of updating the description.
All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this Offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:
Castellum, Inc.
1934 Old Gallows Road, Suite 350
Vienna, VA 22182
(703) 752-6157
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus and any accompanying prospectus supplement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$436
Legal fees and expenses*	$10,000
Accounting fees and expenses*	$20,000
Miscellaneous	$3,000
Total*	$33,436
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*These fees are estimates.
Item 15. Indemnification of Directors and Officers.
The Nevada Revised Statutes limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our Amended and Restated Bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our Company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our Second Amended and Restated Articles of Incorporation do not contain any limiting language regarding director immunity from liability.
The limitation of liability and indemnification provisions under the Nevada Revise Statutes and our Amended and Restated Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
Item 16. Exhibits.
(a) Exhibits
A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.
Item 17. Undertakings.
The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered

(if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)That for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(7)The undersigned Registrant hereby undertakes:
(i)That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(ii)That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit No.	Exhibit Description
4.1	Form of Warrant (incorporated herein by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the SEC on January 29, 2024)
5.1*	Opinion of Lucosky Brookman LLP
23.1 *	Consent of RSM US LLP
23.2*	Consent of Lucosky Brookman LLP (reference is made to Exhibit 5.1)
24.1 *	Power of Attorney (included on the signature page of this Registration Statement)
107 *	Filing Fee Table
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*Filed herewith.
+To be filed upon amendment.

SIGNATURES
Pursuant to the requirements of the Securities Act, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vienna, VA on April 8, 2024.

Castellum, Inc.

By:	/s/ Mark C. Fuller
Name:	Mark C. Fuller
Title:	Chief Executive Officer
POWER OF ATTORNEY: KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Mark C. Fuller and David T. Bell, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her, and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her, or their substitute or substitutes, may lawfully do or cause to be done or by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Mark C. Fuller	Chief Executive Officer and Director	April 8, 2024
Mark C. Fuller	(Principal Executive Officer)

/s/ David T. Bell	Chief Financial Officer and Treasurer	April 8, 2024
David T. Bell	(Principal Financial and Accounting Officer)

/s/ Jay O. Wright	Chief Strategy Officer, General Counsel, Secretary, and Director	April 8, 2024
Jay O. Wright

/s/ Mark S. Alarie	Director	April 8, 2024
Mark S. Alarie

/s/ Bernard S. Champoux	Director	April 8, 2024
Bernard S. Champoux

/s/ John F. Campbell	Director	April 8, 2024
John F. Campbell

/s/ Patricia Frost	Director	April 8, 2024
Patricia Frost

/s/ C. Thomas McMillen	Director	April 8, 2024
C. Thomas McMillen